Exhibit 20.3



              PROXY SOLICITED BY MANAGEMENT OF THE COMPANY FOR THE
        ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 1999


Name of Company: MDSI Mobile Data Solutions Inc. (the "Company")
Meeting Date: Thursday, May 6, 1999
Meeting Time: 10:00 a.m.
Meeting Location: Four Seasons Hotel, 791 W. Georgia Street, Vancouver, British
                  Columbia (the "Meeting")

The undersigned shareholder of the Company hereby appoints Erik Dysthe, Chairman of the Board, or, failing him, Kenneth R. Miller, Chief Executive Officer, or, in place of both of the foregoing, ----------------------------- (print name), as nominee of the undersigned, to attend, vote and act for and in the name of the undersigned at the Meeting and at every adjournment thereof. Unless otherwise expressly stated herein by the undersigned, receipt of this proxy, duly executed and dated, revokes any former proxy given to attend and vote at the Meeting and any adjournment thereof.

UNLESS THE UNDERSIGNED DIRECTS OTHERWISE, THE NOMINEE IS HEREBY INSTRUCTED TO VOTE THE COMMON SHARES OF THE COMPANY HELD BY THE UNDERSIGNED FOR THE FOLLOWING
MATTERS:


                                           FOR    AGAINST                                                     FOR      WITHHOLD

1.  To authorize the Directors to fix                          4. To elect Erik Dysthe as a Director         -----     ---------
    the Auditors' remuneration            -----   -------


2.  To appoint Deloitte & Touche, as      -----   -------      5. To elect Kenneth R. Miller as a Director   -----     ---------
    the Auditors


3.  To adopt a resolution fixing the      -----   -------      6. To elect Terrence P. McGarty as a Director -----     ---------
    number of directors of the
    Company at eight

                                                               7. To elect Robert C. Harris, Jr. as a
                                                                  Director                                   -----     ---------

                                                               8. To elect Gerald F. Chew as a Director      -----     ---------

                                                               9. To elect Bruno Ducharme as a Director      -----     ---------

                                                              10. To elect Marc Rochefort as a Director      -----     ---------

                                                              11. To elect John T. McLennan as a Director    -----     ---------


SPECIAL BUSINESS                                FOR       AGAINST


12. To approve the 1998 Stock Option Plan      -----     ---------

13. To approve the 1999 Stock Purchase Plan    -----     ---------

14. To approve the Shareholder Rights Plan     -----     ---------





THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR OR AGAINST OR WITHHELD IN RESPECT OF THE MATTERS LISTED IN ACCORDANCE WITH THE CHOICE, IF ANY, INDICATED IN THE SPACE PROVIDED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED FOR SUCH MATTER.

  [            ]    IF ANY  AMENDMENTS OR VARIATIONS  ARE TO BE VOTED ON, OR ANY
                    FURTHER  MATTERS COME BEFORE THE MEETING OR ANY  ADJOURNMENT
                    THEREOF,  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
                    ACCORDING  TO THE BEST  JUDGMENT  OF THE  PERSON  VOTING THE
                    PROXY.  THIS PROXY FORM SHOULD BE READ IN  CONJUNCTION  WITH
                    THE  ACCOMPANYING  NOTICE OF MEETING  AND  MANAGEMENT  PROXY
                    CIRCULAR.

                    The undersigned member hereby revokes any proxy previously given to attend and vote at the Meeting.


                    Please sign here: ------------------------------

                    Date: ---------------------, 1999

                    This proxy form is not valid unless it is signed. To be valid, this proxy form DULY EXECUTED AND DATED must arrive at the offices of the Company's transfer agent, Montreal Trust Company of Canada, not later than 5:00 p.m. on the business day immediately prior to the Meeting or any adjournment thereof, or delivered to the Chairman of the Meeting prior to the commencement of the Meeting or an adjourned meeting. The mailing address of Montreal Trust Company of Canada is 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 and its fax number is
                    (604) 683-3694.

NOTES:

1. YOU HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT YOU AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY. IF YOU WISH TO EXERCISE THIS RIGHT, INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE FORM OF PROXY AND STRIKE OUT THE TWO PRINTED NAMES.

2. Please date and sign exactly as the shares are registered and return promptly. If this proxy form is not dated in the space provided, this proxy is deemed to bear the date on which it was mailed by the management of the Company to the shareholders.

3. To be valid, this proxy form DULY EXECUTED must arrive at the offices of the Company's transfer agent, Montreal Trust Company of Canada, Stock Transfer Department, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, by not later than 5:00 p.m. on the business day immediately prior to the Meeting (excluding Saturdays, Sundays and holidays) or any adjournment thereof, or delivered to the Chairman of the Meeting prior to the commencement of the Meeting or an adjourned meeting.

4. If the shareholder is a corporation, its name must be completed in the signature section of the proxy and the proxy must be signed by a duly authorized officer or attorney of the corporation and either the corporate seal of the corporation affixed or the title of the duly authorized officer completed.

5. The directors of the Company have determined by regulation that proxies may be sent to Montreal Trust Company of Canada by mail, delivery or facsimile or any method of transmitting legibly recorded messages so as to arrive before the times specified in paragraph 3.

6. If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. Please contact your broker or the Company if you have questions.